Exhibit 99

TI reports 1Q19 financial results and shareholder returns

Conference call on TI website at 3:30 p.m. Central time today

www.ti.com/ir

DALLAS (April 23, 2019) – Texas Instruments Incorporated (TI) (NASDAQ: TXN) today reported first-quarter revenue of $3.59 billion, net income of $1.22 billion and earnings per share of $1.26. Earnings per share include a 4-cent discrete tax benefit not in the company’s original guidance.

Regarding the company’s performance and returns to shareholders, Rich Templeton, TI’s chairman, president and CEO, made the following comments:

•	“Revenue decreased 5% from the same quarter a year ago as demand for our products continued to slow across most markets.
•	“In our core businesses, Analog revenue declined 2% and Embedded Processing declined 14% from the same quarter a year ago.
•

“Our cash flow from operations of $7.2 billion for the trailing 12 months again underscored the strength of our business model. Free cash flow for the trailing 12 months was $6.0 billion and represents 38.4% of revenue. This reflects the quality of our product portfolio, as well as the efficiency of our manufacturing strategy, including the benefit of 300-millimeter Analog production.

•

“We have returned $8.0 billion to owners in the past 12 months through stock repurchases and dividends. Our strategy is to return all our free cash flow to owners. Over the last 12 months, our dividends represented 45% of free cash flow, underscoring their sustainability.

•

“TI’s second-quarter outlook is for revenue in the range of $3.46 billion to $3.74 billion, and earnings per share between $1.12 and $1.32, which includes an estimated $10 million discrete tax benefit. We continue to expect our annual operating tax rate to be about 16% in 2019.”

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures.

TI reports 1Q19 financial results and shareholder returns	Page 2

Earnings summary

Amounts are in millions of dollars, except per-share amounts.

	1Q19	1Q18	Change
Revenue	$3,594	$3,789	(5)%
Operating profit	$1,379	$1,548	(11)%
Net income	$1,217	$1,366	(11)%
Earnings per share	$1.26	$1.35	(7)%

Cash generation

Amounts are in millions of dollars.

		Trailing 12 Months
	1Q19	1Q19	1Q18	Change
Cash flow from operations	$1,107	$7,184	$5,680	26%
Capital expenditures	$251	$1,193	$757	58%
Free cash flow	$856	$5,991	$4,923	22%
Free cash flow % of revenue		38.4%	32.1%

Cash return

Amounts are in millions of dollars.

		Trailing 12 Months
	1Q19	1Q19	1Q18	Change
Dividends paid	$724	$2,668	$2,215	20%
Stock repurchases	$1,152	$5,379	$2,879	87%
Total cash returned	$1,876	$8,047	$5,094	58%

TI reports 1Q19 financial results and shareholder returns	Page 3

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income

(Millions of dollars, except share and per-share amounts)

	For Three Months Ended March 31,
	2019	2018
Revenue	$3,594	$3,789
Cost of revenue (COR)	1,333	1,342
Gross profit	2,261	2,447
Research and development (R&D)	389	385
Selling, general and administrative (SG&A)	414	433
Acquisition charges	79	80
Restructuring charges/other	—	1
Operating profit	1,379	1,548
Other income (expense), net (OI&E)	36	28
Interest and debt expense	38	23
Income before income taxes	1,377	1,553
Provision for income taxes	160	187
Net income	$1,217	$1,366

Diluted earnings per common share	$1.26	$1.35

Average shares outstanding (millions):
Basic	939	983
Diluted	956	1,005

Cash dividends declared per common share	$.77	$.62

Supplemental Information (Quarterly, except as noted)

Provision for income taxes is based on the following:
Operating taxes (calculated using the estimated annual effective tax rate)	$220	$316
Discrete tax items	(60)	(129)
Provision for income taxes (effective taxes)	$160	$187

Annual operating tax rate	16%	20%
Effective tax rate	12%	12%

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:

Net income	$1,217	$1,366
Income allocated to RSUs	(8)	(11)
Income allocated to common stock for diluted EPS	$1,209	$1,355

TI reports 1Q19 financial results and shareholder returns	Page 4

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets

(Millions of dollars, except share amounts)

	March 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$3,720	$1,717
Short-term investments	366	2,362
Accounts receivable, net of allowances of ($17) and ($8)	1,440	1,454
Raw materials	191	144
Work in process	1,016	1,076
Finished goods	924	812
Inventories	2,131	2,032
Prepaid expenses and other current assets	294	1,025
Total current assets	7,951	8,590
Property, plant and equipment at cost	5,642	4,907
Accumulated depreciation	(2,324)	(2,171)
Property, plant and equipment	3,318	2,736
Long-term investments	281	271
Goodwill	4,362	4,362
Acquisition-related intangibles	549	866
Deferred tax assets	290	218
Capitalized software licenses	98	102
Overfunded retirement plans	96	215
Other long-term assets	498	147
Total assets	$17,443	$17,507

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$750	$500
Accounts payable	477	488
Accrued compensation	342	344
Income taxes payable	113	133
Accrued expenses and other liabilities	477	395
Total current liabilities	2,159	1,860
Long-term debt	5,057	3,578
Underfunded retirement plans	120	92
Deferred tax liabilities	43	53
Other long-term liabilities	1,545	1,282
Total liabilities	8,924	6,865
Stockholders’ equity:
Preferred stock, $25 par value. Authorized – 10,000,000 shares
Participating cumulative preferred – None issued	—	—
Common stock, $1 par value. Authorized – 2,400,000,000 shares
Shares issued – 1,740,815,939	1,741	1,741
Paid-in capital	1,927	1,770
Retained earnings	38,396	35,619
Treasury common stock at cost
Shares: March 31, 2019 – 802,016,668; March 31, 2018 – 759,098,020	(33,080)	(28,096)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(465)	(392)
Total stockholders’ equity	8,519	10,642
Total liabilities and stockholders’ equity	$17,443	$17,507

TI reports 1Q19 financial results and shareholder returns	Page 5

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Millions of dollars)

	For Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities
Net income	$1,217	$1,366
Adjustments to net income:
Depreciation	166	137
Amortization of acquisition-related intangibles	79	80
Amortization of capitalized software	13	12
Stock compensation	61	70
Gains on sales of assets	(2)	—
Deferred taxes	4	(31)
Increase (decrease) from changes in:
Accounts receivable	(233)	(176)
Inventories	86	(97)
Prepaid expenses and other current assets	223	356
Accounts payable and accrued expenses	(67)	(51)
Accrued compensation	(373)	(372)
Income taxes payable	(94)	(131)
Changes in funded status of retirement plans	7	(15)
Other	20	(36)
Cash flows from operating activities	1,107	1,112

Cash flows from investing activities
Capital expenditures	(251)	(189)
Proceeds from asset sales	2	—
Purchases of short-term investments	(149)	(996)
Proceeds from short-term investments	1,584	1,455
Other	(13)	(4)
Cash flows from investing activities	1,173	266

Cash flows from financing activities
Proceeds from issuance of long-term debt	743	—
Dividends paid	(724)	(611)
Stock repurchases	(1,152)	(873)
Proceeds from common stock transactions	151	178
Other	(16)	(11)
Cash flows from financing activities	(998)	(1,317)

Net change in cash and cash equivalents	1,282	61
Cash and cash equivalents at beginning of period	2,438	1,656
Cash and cash equivalents at end of period	$3,720	$1,717

TI reports 1Q19 financial results and shareholder returns	Page 6

Segment results

Amounts are in millions of dollars.

	1Q19	1Q18	Change
Analog:
Revenue	$2,518	$2,566	(2)%
Operating profit	$1,088	$1,166	(7)%
Embedded Processing:
Revenue	$796	$926	(14)%
Operating profit	$249	$328	(24)%
Other:
Revenue	$280	$297	(6)%
Operating profit*	$42	$54	(22)%

*	Includes acquisition charges and restructuring charges/other.

Compared with the year-ago quarter:

Analog: (includes Power, Signal Chain and High Volume)

•	Revenue decreased due to High Volume and Power, partially offset by an increase in Signal Chain.
•	Operating profit decreased due to lower revenue and reduced factory loadings.

Embedded Processing: (includes Connected Microcontrollers and Processors)

•	Revenue decreased in both product lines.
•	Operating profit decreased due to lower revenue and associated gross profit.

Other: (includes DLP® products, calculators and custom ASIC products)

•	Revenue decreased by $17 million, and operating profit decreased by $12 million.

TI reports 1Q19 financial results and shareholder returns	Page 7

Non-GAAP financial information

This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting capital expenditures from the most directly comparable GAAP measure, cash flows from operating activities (also referred to as cash flow from operations).

We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.

Reconciliation to the most directly comparable GAAP measures is provided in the table below.

Amounts are in millions of dollars.

	For 12 Months Ended March 31,
	2019	2018	Change
Cash flow from operations (GAAP)	$7,184	$5,680	26%
Capital expenditures	(1,193)	(757)
Free cash flow (non-GAAP)	$5,991	$4,923	22%

Revenue	$15,589	$15,348

Cash flow from operations as a percent of revenue (GAAP)	46.1%	37.0%
Free cash flow as a percent of revenue (non-GAAP)	38.4%	32.1%

This release also includes references to an annual operating tax rate, a non-GAAP term we use to describe the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term annual operating tax rate helps differentiate from the effective tax rate, which includes discrete tax items.

TI reports 1Q19 financial results and shareholder returns	Page 8

# # #

Notice regarding forward-looking statements

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:

•	Market demand for semiconductors, particularly in our end markets;
•	Our ability to compete in products and prices in an intensely competitive industry;
•	Customer demand that differs from forecasts and the financial impact of inadequate or excess company inventory that results from demand that differs from projections;
•

Economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security risks; global trade policies; political and social instability; health conditions; possible disruptions in transportation, communications and information technology networks; and fluctuations in foreign currency exchange rates;

•	Evolving cybersecurity threats to our information technology systems or those of our customers or suppliers;
•	Natural events such as severe weather, geological events or health epidemics in the locations in which we, our customers or our suppliers operate;
•	Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
•	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services;
•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•

Product liability or warranty claims, claims based on epidemic or delivery failure, or other claims relating to our products, manufacturing, services, design or communications, or recalls by our customers for a product containing one of our parts;

•

Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to manufacture or ship our products or operate our business, or subject us to fines, penalties or other legal liability;

TI reports 1Q19 financial results and shareholder returns	Page 9

•

Changes in tax law and accounting standards that can impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;

•	A loss suffered by one of our customers or distributors with respect to TI-consigned inventory;
•	Financial difficulties of our distributors or their promotion of competing product lines to our detriment, or the loss of significant distributors;
•	Losses or curtailments of purchases from key customers or the timing and amount of distributor and other customer inventory adjustments;
•

Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and despite changes in the regulatory environment;

•	Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•

Instability in the global credit and financial markets that affects our ability to fund our daily operations, invest in the business, make strategic acquisitions, or make principal and interest payments on our debt;

•	Increases in health care and pension benefit costs;
•	Our ability to recruit and retain skilled engineering, management and technical personnel, and effectively manage key employee succession;
•

Our ability to successfully integrate and realize opportunities for growth from acquisitions, or our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and

•	Impairments of our non-financial assets.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI’s most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments

Texas Instruments Incorporated (TI) is a global semiconductor design and manufacturing company that develops analog integrated circuits and embedded processors. By employing the world’s brightest minds, TI creates innovations that shape the future of technology. TI is helping approximately 100,000 customers transform the future, today. Learn more at www.ti.com.

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